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                                   EXHIBIT 32

  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER and PRINCIPAL FINANCIAL OFFICER
                             PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report (as defined under the preceding Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002), I, Peter Lamoureux, President of Everest Asset Management, Inc., the general partner of the Everest Fund, L.P. (the "Fund"), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.


                             By:  /s/ Peter Lamoureux
                             --------------------------------------------
                             Name:    Peter Lamoureux
                                   --------------------------------------
                             Title:   Director, President and Treasurer
                                    -------------------------------------
                             May 10, 2004